    As filed with the Securities and Exchange Commission on October 15, 1996
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           Colonial Properties Trust
             (Exact name of Registrant as specified in its charter)

        Alabama                                      2101 Sixth Avenue North                             59-7007599
(State or other jurisdiction of                             Suite 750                                 (I.R.S. Employer
incorporation or organization)                      Birmingham, Alabama 35202                      Identification Number)
                                       (Address of principal executive offices) (Zip code)

              Colonial Properties Trust 401(k)/Profit Sharing Plan
                            (Full title of the plan)

                                Thomas H. Lowder
                     President and Chief Executive Officer
                           Colonial Properties Trust
                            2101 Sixth Avenue North
                                   Suite 750
                           Birmingham, Alabama  35202
                    (Name and address of agent for service)

                                 (205) 250-8700
         (Telephone number, including area code, of agent for service)

         -------------------------------------------------------------
                                With a copy to:
                             J. Warren Gorrell, Jr.
                                  Alan L. Dye
                             Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                            Washington, D.C. 20004
                                 (202) 637-5600

         -------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
 Title of securities        Amount to be    Proposed maximum            Proposed maximum                 Amount of
  to be registered           registered     offering price per share    aggregate offering price     registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Shares of
Beneficial Interest, par    400,000(1)           $26.25(2)                   $10,500,000(2)             $3,181.82
value $.01 per share
=======================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 as of October 8, 1996 solely for the purpose of calculating the registration fee.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

               Documents containing the information required to be provided in this Part I will be separately sent or given to employees participating in the Colonial Properties Trust 401(k)/Profit Sharing Plan (the "Plan"), as contemplated by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference.

               Colonial Properties Trust (the "Company") hereby incorporates by reference into this Registration Statement the following documents:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

               (b) The Company's current report on Form 8-K filed January 22, 1996;

               (c)   The Company's current report on Form 8-K filed July 22,
                     1996;

               (d) All reports filed by the Company with the Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995;

               (e) The description of the Company's common stock contained in the Company's Post-Effective Amendment to Registration Statement on Form S-3 filed with the Commission and which became effective on December 21, 1995 (Reg. No. 33-89612); and

               (f) All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

               The Plan hereby incorporates by reference into this Registration Statement all documents subsequently filed by the Plan pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

               Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

               To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

     Item 4.   Description of Securities.

               A description of the Company's common shares of beneficial interest, par value $ .01 per share, is incorporated by reference under
     Item 3.

     Item 5.   Interests of Named Experts and Counsel.

               Not applicable.

     Item 6.   Indemnification of Directors and Officers.

               (a) Section 8.4 of the Company's Declaration of Trust, entitled "Indemnification," and Article XII of the Company's Bylaws, entitled "Indemnification," are set forth as Exhibits 4.2 and 4.3, respectively, to this registration statement and incorporated herein by reference.

               (b) Sections 10-2B-8.50 to 10-2B-8.58, inclusive, Code of Alabama, 1975, entitled "Division E. Indemnification," are set forth as
     Exhibit 99.1 to this registration statement and incorporated herein by reference.

               (c) The Company has in effect a policy of liability insurance covering its trustees and officers.

     Item 7.   Exemption from Registration Claimed.

               Not applicable.

     Item 8.   Exhibits.

     Exhibit
     Number                   Description
     ------                   -----------

     4.1 The Colonial Properties Trust 401(k)/Profit Sharing Plan, effec-tive as of February 15, 1995, and Amendment No. 1 to such Plan, effective as of December 27, 1995

     4.2       Section 8.4 of the Company's Declaration of Trust

     4.3       Article XII of the Company's Bylaws

     5.1 Internal Revenue Service letter of determination, dated June 25, 1996, concerning the Plan's qualification under Section 401 of the Internal Revenue Code

     23.1      Consent of Coopers & Lybrand L.L.P.

     23.2      Awareness Letter of Coopers & Lybrand L.L.P.

     24.1      Power of Attorney (contained on page 7 of this Registration
               Statement)

     99.1      Sections 10-2B-8.50 to 10-2B-8.58 of the Code of Alabama, 1975

     Item 9.   Undertakings.

               (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a trustee, officer or controlling person of the

                    Registrant of the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on October 15, 1996.


                                        Colonial Properties Trust



                                        By: /s/ Thomas H. Lowder
                                            --------------------
                                            Thomas H. Lowder
                                            President, Chief Executive Officer
                                            and Chairman of the Board


               Pursuant to the requirements of the Securities Act of 1933, Colonial Properties Services, Inc., plan administrator of the Colonial Properties Trust 401(k)/Profit Sharing Plan, has duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on October 15, 1996.

                                        Colonial Properties Trust 401(k)/Profit
                                        Sharing Plan

                                        By: Colonial Properties Services, Inc.,
                                            Plan Administrator


                                        By: /s/ Thomas H. Lowder
                                            --------------------
                                            Thomas H. Lowder
                                            President, Chief Executive Officer
                                            and Chairman of the Board

                               POWER OF ATTORNEY

               We, the undersigned directors and officers of Colonial Properties Trust, do hereby constitute and appoint Thomas H. Lowder and Douglas B. Nunnelley, and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

             Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                   TITLE                            DATE
        ---------                   -----                            ----


     /s/ Thomas H. Lowder      President, Chief Executive Officer    October
     --------------------      and Chairman of the Board             15, 1996
     Thomas H. Lowder



     /s/ Douglas B. Nunnelley  Senior Vice President and             October
     ------------------------  Chief Financial Officer               15, 1996
     Douglas B. Nunnelley      (Principal Financial Officer)




     /s/ Kenneth E. Howell     Vice President and Controller         October
     ---------------------     (Principal Accounting Officer)        15, 1996
     Kenneth E. Howell




     /s/ James K. Lowder       Trustee                               October
     -------------------                                             15, 1996
     James K. Lowder



     /s/ Carl F. Bailey        Trustee                               October
     ------------------                                              15, 1996
     Carl F. Bailey



     /s/ M. Miller Gorrie      Trustee                               October
     --------------------                                            15, 1996
     M. Miller Gorrie

     /s/ Donald T. Senterfitt      Trustee                   October 15, 1996
     ------------------------
     Donald T. Senterfitt



     /s/ Claude B. Nielsen         Trustee                   October 15, 1996
     ---------------------
     Claude B. Nielsen



     /s/ Harold W. Ripps           Trustee                   October 15, 1996
     -------------------
     Harold W. Ripps



     /s/ Herbert A. Meisler        Trustee                   October 15, 1996
     ----------------------
     Herbert A. Meisler

                                 EXHIBIT INDEX

     Exhibit
     Number                   Description
     ------                   -----------

     4.1 The Colonial Properties Trust 401(k)/Profit Sharing Plan, effective as of February 15, 1995, and Amendment No. 1, effective as of December 27, 1995, to such Plan

     4.2      Section 8.4 of the Company's Declaration of Trust

     4.3      Article XII of the Company's Bylaws

     5.1 Internal Revenue Service letter of determination, dated June 25, 1996, concerning the Plan's qualification under Section 401 of the Internal Revenue Code

     23.1     Consent of Coopers & Lybrand L.L.P.

     23.2     Awareness Letter of Coopers & Lybrand L.L.P.

     24.1     Power of Attorney (contained on page 7 of this Registration
              Statement)

     99.1     Sections 10-2B-8.50 to 10-2B-8.58 of the Code of Alabama, 1975